CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectuses and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in Post Effective Amendment No. 11 to the Registration Statement (Form N-1A No. 333/00641) of the TIP Funds of our reports dated October 31, 1997 included in the September 30, 1997 Annual Reports to Shareholders of the Turner Funds Equity Series, and the Clover Funds Equity and Fixed Income
Series of the TIP Funds.

                                            /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 22, 1998